EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements of our reports dated February 16, 2005, with respect to the consolidated financial statements and schedule of Lincoln Electric Holdings, Inc. and subsidiaries, Lincoln Electric Holdings, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lincoln Electric Holdings, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the Stock Option Plan for Non-Employee Directors (Form S-8 No. 333-49976)

Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for the 1998 Stock Option Plan (Form S-8 No. 333-58305)

Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. for The Lincoln Electric Company Employee Savings Plan (Form S-8 No. 333-107114)

Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company Employee Savings Plan (Form S-8 No. 033-64187)

Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for The Lincoln Electric Company 1988 Incentive Equity Plan (Form S-8 No. 033-25210)

Post-effective Amendment No. 1 to Form S-8 Registration Statement of Lincoln Electric Holdings, Inc. (as successor to The Lincoln Electric Company) for the 1995 Lincoln Stock Purchase Plan (Form S-8 No. 033-64189)

/s/ ERNST & YOUNG LLP
Cleveland, Ohio
February 25, 2005

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